UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2009
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE ARIZONA (State of incorporation)	001-33485 333-144625-01 333-144625 (Commission File Number)	22-1669012 41-2218971 86-0933835 (IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

(480) 905-3300
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 7.01. Regulation FD Disclosure.
     Pursuant to Regulation FD, each registrant furnishes the information set forth below. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the filings of such registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
     As of May 31, 2009 on a pro forma basis after giving effect to the proposed amendment to the credit agreement, dated as of November 27, 2006 (the “Credit Agreement”), among RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”), RSC Equipment Rental, Inc. (together with RSC III, the “Issuers”), RSC Equipment Rental of Canada Ltd., Deutsche Bank AG, New York Branch, as U.S. administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent, and the other financial institutions party thereto from time to time, which among other things, will permit the issuance of the Issuers’ 10% senior secured notes due 2017 (the “Senior Secured Notes”), and the Senior Secured Notes offering and the application of the net proceeds therefrom (“pro forma basis”), the Issuers would have had approximately $2,390.1 million of debt, $2,283.6 million of senior debt (excluding capitalized lease obligations) and $1,770.1 million of secured debt outstanding. As of May 31, 2009 on a pro forma basis, the Issuers would have had approximately $375.0 million outstanding under the revolving facility (the “ABL Revolving Facility”) of the Issuers’ senior secured asset-based loan facilities (the “Senior ABL Facilities”) governed by the Credit Agreement and no amounts outstanding under the term facility (the “ABL Term Facility”) of the Senior ABL Facilities. As of March 31, 2009 on a pro forma basis and as May 31, 2009 on a pro forma basis, the Issuers would have had approximately $733.6 million and approximately $762.9 million of available and undrawn capacity under the ABL Revolving Facility, respectively. The Issuers intend to use the estimated net proceeds of approximately $381.3 million from this offering for repayment of borrowings of $243.8 million under the ABL Term Facility and $134.0 million under the ABL Revolving Facility (and reducing total commitments thereunder by an amount equal to the face amount of the notes less the amount of net cash proceeds from such issuance applied to prepay the ABL Term Facility) and to pay certain fees in connection with the Credit Agreement amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report:

Exhibit 99.1	Press Release “RSC Equipment Rental, Inc. Announces Pricing of $400 million 8-Year Senior Secured Notes,” dated June 26, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
Name:	Kevin J. Groman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 26, 2009

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